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                                                                   Exhibit 10(v)


                           2003 STOCK OPTION AGREEMENT

                           Employee's Name:          XXXXXXXX

                           Number of Common Shares:  XXX

                           Per Share Option Price:   $XX.XX


     This 2003 STOCK OPTION AGREEMENT (the "Agreement") dated as of XXX XX, 2003 between EDO Corporation, a New York corporation (the "Company"), and XXXXXXXX ("Employee").

     The Company's Board of Directors has designated its Compensation Committee (the "Committee") as the committee to administer the EDO Corporation 2002 Long-Term Incentive Plan (the "Plan"). Capitalized terms used in this Agreement and not defined herein shall have the meaning assigned to such terms in the Plan.

     Pursuant to paragraph 5(a) of the Plan, the Committee has the authority to grant Eligible Employees options ("Options") as defined in the Plan. Accordingly, on XXX XX, 2003, you have been granted an Option under the Plan to purchase common shares, par value $1 per share ("Common Shares"), of the Company on the terms set forth below.

     To evidence the Option so granted, and to set forth its terms and conditions as provided in the Plan, you and the Company agree as follows:

1.   Grant of Option; Option Price

     The Company hereby evidences and confirms its grant to you on XXX XX, 2003, of an Option to purchase XXXXXXXXXXXX (XXX) Common Shares at an option price of $XX.XX per share which is the fair market value of the optioned shares (as defined in the Plan) on the day the Option was granted. The Option shall be subject to the provisions of the Plan.

2.   Term for Exercise

     This Option is exercisable in full on or after the third anniversary of the date the Option was granted, subject to the provisions hereof, and shall remain exercisable over the remaining term of the Option. Unless an earlier expiration date is specified by this Agreement, the Option shall expire on the tenth anniversary of the date of grant of this Option.

     Notwithstanding the foregoing, upon the occurrence of a Change in Control (as defined in the Plan), any unexercised portion of the Option shall promptly be canceled in exchange for either (i) a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Options, or (ii) an Alternative Award as defined in Section 10.(b) of the Plan.

3.   Who May Exercise

     Except as provided in the Plan, the Options granted hereunder are exercisable during your lifetime only by you. If you die, become disabled or retire with the consent of the Committee all unexercised Options shall be exercisable by you, your

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estate or legal guardian, as such may be the case, as provided for in Section
5.(d) of the Plan.

4.   Termination of Service

     Except as provided for in Section 5.(d) of the Plan, all unexercised Options immediately terminate at the termination of your employment with the Company.

5.   Manner of Exercise

     The Option may be exercised in whole or from time to time, in part, by notice in writing to the Company, specifying the number of full Common Shares in respect of which the Option is being exercised and accompanied by, or providing for (if applicable), full payment of the option price in United States dollars in cash or by check, bank draft, or postal or express money order. Alternatively, unless the Committee otherwise determines, you may elect to use any cashless exercise method approved by the Company.

     In the event that the Option shall be exercised by a person other than you in accordance with the provisions of Section 3 hereof, such person shall furnish the Company with evidence satisfactory to it of his or her right to exercise the same and of payment or provision for the payment of any estate, transfer, inheritance or death taxes payable with respect to the Option or with respect to related shares or payment. The Company may require you or the other person exercising the Option to furnish or execute such documents as the Company shall deem necessary to evidence such exercise, to determine whether registration is then required under the Securities Act of 1933, or to comply with or satisfy the requirements of the Securities Act of 1933 or any other law.

6.   Nonassignability

     The Option is not assignable or transferable except as provided for in
Section 11.(c) of the Plan, and by will or by the laws of descent and distribution. At your request, Common Shares purchased on exercise of the Option may be issued or transferred in your name and the name of another person jointly with the right of survivorship.

7.   Rights as Shareholder

     You shall have no rights as a shareholder with respect to any Common Shares covered by the Option until the issuance of a certificate or certificates to you for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

8.   Capital Adjustments for Corporate Transactions

     Upon the occurrence of an event described in Section 4(c) of the Plan, the number and price of the Common Shares covered by the Option shall be proportionately adjusted in accordance with the terms of that Section.

9.   Withholding Taxes

     The Company shall have the right to deduct withholding taxes from any payments made pursuant to this Agreement or to make such other provisions as it deems necessary or appropriate to satisfy its obligations to withhold Federal, state or local income or other taxes incurred by reason of payments or the issuance of

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Common Shares under this Agreement. Whenever under this Agreement Common Shares are to be delivered upon exercise of an Option, the Committee shall be entitled to require as a condition of delivery that you remit an amount sufficient to satisfy all Federal, state and other governmental withholding tax requirements related thereto.

10.  Agreement

     Nothing contained in this Agreement and no action taken pursuant to this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and you, your executor, administrator or other legal representative, or designated beneficiary or any other persons. Any reserves that may be established by the Company in connection with this Agreement shall continue to be part of the general funds of the Company and no individual or entity other than the Company shall have any interest in such funds until paid. If and to the extent that you or your executor, administrator or other legal representative, as the case many be, acquires a right to receive any payment from the Company pursuant to this Agreement, such right shall be no greater than the right of an unsecured general creditor of the Company.

11.  Notices

     You shall be responsible for furnishing the Company with the current and proper address for the mailing of notices and delivery of agreements, shares and cash pursuant to this Agreement. Any notices required or permitted to be given shall be in writing and deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until you furnish the proper address. Notice may also be given by fax, telegram, or cable. Notice shall be effective upon receipt. This provision shall not be construed as requiring the mailing of any notice or notification if such notice is not required under the terms of this Agreement or any applicable law. Notice to the Company shall be given as follows:

               EDO Corporation
               60 East 42nd Street, Suite 5010
               New York, New York 10165

12.  Entire Agreement

     This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and may not be changed, modified or terminated orally but only by a written instrument executed by the Company and you. The Committee shall have complete discretionary authority to interpret this Agreement in accordance with the provisions of the Plan.

13.  Governing Law

     This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York without reference to its conflict of law rules to the extent not pre-empted by Federal law, which shall otherwise control.

14.  Severability of Provisions

     If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed and enforced as if such provisions had not been included.

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15.  Interpretation, etc.

     The Plan and this Agreement shall be administered by the Committee in accordance with the applicable provisions of the Plan. All determinations by the Committee as to any matter, including matters of interpretation of this Agreement and the Plan shall be conclusive and binding upon you. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control.

16.  Amendments

     The Committee shall have the right, from time to time, to amend the Agreement provided that no such amendment shall impair your rights under this Agreement without your consent. The Company shall give written notice to you of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This Agreement may also be amended in a written document signed by both you and the Company.

17.  No Right of Employment

     Nothing in this Agreement and no action by the Company, the Board or the Committee in establishing or administering this Agreement shall be construed as giving you the right to be retained in the employ of the Company or any Subsidiary.

18.  Headings and Captions

     The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Agreement and shall not be employed in the construction of this Agreement.

19.  Supplements

     The Committee may add any supplement to this Agreement at a later date if such supplement does not adversely affect your rights under this Agreement. All capitalized terms used in such supplements without definition are used as defined in this Agreement or in the Plan.

     By signature below, the Company and you have duly executed this Agreement.

     EDO CORPORATION


     By:___________________                          _____________________
          William J. Frost                                  Employee
          Vice President - Administration
               and Shareholder Relations

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